THE INTERLAKE CORPORATION
                        1989 STOCK INCENTIVE PROGRAM
                         (As amended April 23, 1992)

  1. Purpose. The purpose of The Interlake Corporation 1989 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as directors, officers and employees of The Interlake Corporation and its subsidiaries (the "Corporation") and to furnish incentives for superior performance by providing such persons opportunities ("Benefits") to acquire shares of The Interlake Corporation's common stock, $1 par value, or any security into which such shares may be changed by reason of any transaction or event of the type described in Paragraph 15(a) hereof ("Common Stock"), on advantageous terms as herein provided.

  2. Administration. The Program will be administered by the Compensation Committee of the Board of Directors of The Interlake Corporation (the "Committee"). The Committee shall consist of not less than three non-employee directors as the Board may designate from time to time, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

  3. Participants. Outside Directors shall participate only to the extent provided in Paragraphs 15(a), 17 and the Appendix. Other participants in the Program will consist of such officers or key employees of the Corporation (or any person who has agreed to commence serving in any of such capacities within 90 days following the granting of Benefits to such person) as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant at any time shall not require the Committee to designate such person to receive a Benefit at any other time, or, if so designated, to receive the same type or amount of Benefit at any other time, or as may be received by any other participant at any time. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

  4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Stock Options, (b) Stock Awards, and (c) Shares in Lieu of Certain Cash Payments, all as described below in Paragraphs 6 through 9 hereof.

  5. Shares Reserved Under the Program. There is hereby reserved for issuance under the Program an aggregate of 1,600,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 15(a) hereof. Such shares may be shares of original issuance or treasury shares or a combination thereof. If there is a lapse, expiration, termination or cancellation of any Stock Option prior to the exercise thereof, or if shares are issued as a Stock Award and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be used for new Benefits authorized under the Program.

6. Definitions. As used in the Program,

  (a) The term "Date of Grant" means the date specified by the Committee on which a grant of a Stock Option, Shares in Lieu of Certain Cash Payments, or a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

  (b) The term "Shares in Lieu of Certain Cash Payments" means shares of Common Stock granted pursuant to Paragraph 9 hereof.

  (c) The term "Market Value per Share" means, at any date, the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York Stock Exchange Composite Transactions as reported by The Wall Street Journal, corrected for reporting errors.

  (d) The term "Optionee" means the optionee named n an agreement evidencing an outstanding Stock Option.

  (e) The term "Option Price" means the purchase price per share payable on exercise of an Option Right.

  (f) The term "Outside Director" means a director of The Interlake Corporation who is not an officer or employee of the Corporation. If a director ceases to be an officer or employee of the Corporation but continues to be a director, he shall thereupon become an Outside Director.

  (g) The term "Stock Award" means an award of shares of Common Stock granted pursuant to Paragraph 8 of the Program.

  (h) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

  7. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of options to purchase shares of Common Stock. Each such grant may utilize any or all the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

  (b) Each grant shall specify an Option Price not less than the Market Value per Share on the Date of Grant.

   (c) Each grant shall specify that the Option Price shall be payable at the time of exercise in cash or by check acceptable to the Corporation. Any grant may also provide for payment of the Option Price by the transfer to the Corporation of (i) shares of Common Stock having a value at the time of exercise equal to the total Option Price or (ii) a combination of cash and shares of Common Stock having a combined value equal to the total Option Price.

  (d) Successive grants may be made to the same participant whether or not any Stock Options previously granted to such participant remain unexercised.

  (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Corporation which is necessary before a Stock Option or any installment thereof will become exercisable. The Committee shall have authority to cause a grant to provide that the exercise of a Stock Option or any installment thereof will be accelerated for any reason stated therein.

  (f) Stock Options granted under the Program may be (i) options which are intended to qualify under particular provisions of the Internal Revenue
Code of 1986, as in effect from time to time ("Code"),(ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

  (g) No Stock Option shall be exercisable more than ten years from the Date of Grant.

  (h) No Stock Option shall be granted November 20, 1999.

  (i) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Corporation by an officer thereof and delivered to the Optionee and containing such terms and provisions, consistent with the Program, as the Committee approve.

  8. Stock Awards. The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the participant to receive from the Corporation a number of shares of Common Stock of The Interlake Corporation specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Each such grant shall specify the number of shares of Common Stock to which it relates.

  (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters, and shall be subject to forfeiture or lapse in such circumstances, as the Committee may prescribe; provided, however, that all or a portion of the shares of Common Stock covered by such grant shall be subject, for a period to be determined by the Committee at the Date of Grant, to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder. The Committee shall have authority to cause a grant of Stock Award to provide that such Stock Award or any installment thereof will be accelerated for any reason stated therein.

  (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the participant.

  (d) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award covered thereby, provided that, in the case of an amendment, the amended Stock Award shall conform to the provisions of the Program.

  (e) Each grant of a Stock Award shall be evidenced by a written notification executed on behalf of the Corporation by an officer thereof and delivered to and accepted by the participant, which notification shall describe the Stock Award, state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

  9. Shares in Lieu of Certain Cash Payments. The Committee may also authorize the granting of shares of Common Stock in lieu of cash which would otherwise be payable as a bonus, pursuant to any incentive compensation plan or otherwise, to officers and key employees of the Corporation. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) The proportion of any such bonus to be paid in shares of Common Stock shall be as determined by the Committee.

  (b) The number of whole shares to be delivered in lieu of cash shall be determined by dividing the value of the portion of the bonus to be paid in shares of Common Stock by the Market Value per Share as of a date selected by the Committee. The value of fractional shares shall be added to the cash portion of the bonus.

  (c) None of the shares of Common Stock granted pursuant to this Paragraph 9 shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder.

  (d) Each grant of shares in lieu of cash payments shall be evidenced by a written notification executed on behalf of the Corporation by an officer thereof and delivered to the participant.

  (e) Except to the extent provided in this Paragraph 9, no cash bonus, whether payable pursuant to an incentive compensation plan or otherwise, shall constitute a part of the Program or be affected by the Program.

  10. Limitation on Transferability. No Stock Option or share of Common Stock which is subject to forfeiture or other restriction of the kind described in Paragraph 8(b) shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the participant to whom such Benefit has been granted only by him or by his guardian or legal representative, and after such participant's death shall be exercisable only by his legal representative.

  11. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without-t limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the participant's employment, in addition to those specifically provided for under the Program.

  12. Manner of Action by the Corporation. The Secretary of The Interlake Corporation (or such other officer as the Chief Executive Officer of The Interlake Corporation may from time to time designate) shall supervise the maintenance of records for all participants in the Program. Any determination of such officer, if approved by the Committee, shall be binding and conclusive for all purposes.

  13. Taxes. The Corporation shall be entitled if necessary or desirable to withhold, or secure payment from the participant in lieu of withholding, the amount of any local, state or federal withholding or other tax due from the Corporation attributable to any shares deliverable under the Program after giving the person entitled to receive such amount of shares notice as far in advance as reasonably practicable, and the Corporation may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction.

  14. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a participant.

  15. Adjustment Provisions. (a) The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to such Stock Options, and in the kind of securities covered thereby, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from
(a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, repurchase or exchange of shares, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the number of shares reserved for issuance as specified in Paragraph
5 of the Program as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in the preceding sentence.

  (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization appropriate.

  16. Amendment and Termination of Benefits and the Program.  (a) The
Committee may amend the Program from time to time or terminate the Program at any time. However, except for adjustments expressly provided for herein, no amendment may increase the number of shares issuable under the Program or change the class of persons eligible, as defined in Paragraph 3 hereof, to participate in the Program. No Benefit shall be granted pursuant to the Program after November 20, 1999.

  (b) The Committee may, with the concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such Option Price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

  (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Corporation of a participant who holds a Stock Option not immediately exercisable in full, or any Stock Award as to which a condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

  17. Grant of Stock Awards to Outside Directors. Upon approval of the
Program by a majority of the outstanding shares of The Interlake Corporation present or represented at the 1990 Annual Meeting of Shareholders, or any adjournment or adjournments thereof, each director of The Interlake Corporation who is then an Outside Director (collectively, "Current Outside Directors") shall be granted a stock award, substantially as set forth in the Appendix attached hereto and made a part hereof, A person who thereafter becomes an Outside Director ("New Outside Director") will, upon becoming an outside Director, receive a stock award consisting of (i) a pro-rata number of shares to be earned out by Current Outside Directors (in the absence of any forfeitures) in the April-to-April year in which the New Outside Director first becomes an Outside Director and (ii) the number of shares to be earned out by Current Outside Directors (in the absence of any forfeitures) immediately prior to the date duly established for each of The Interlake Corporation's annual meetings of shareholders to be held in each succeeding year through 1995. The number of shares granted to each New Outside Director shall be adjusted so as to equitably give effect to any dividend paid in common stock or other event described in Paragraph 15(a) hereof.

  18. Effective Date. The Program shall become effective on November 21, 1989. If the Program is not approved by the affirmative vote of a majority of the shares present or represented and entitled to vote at the 1990 Annual Meeting of Shareholders of The Interlake Corporation (or any adjournment thereof), any Benefits theretofore granted pursuant to the Program shall be forfeited, notwithstanding any other provision of the Program or notification or agreement issued thereunder.